Exhibit 3.1

Certificate of Amendment Canada Business Corporations Act Loi canadienne sur les sociétés par actions Certificat de modification Osisko Development Corp. Osisko Développement Corp. 1252807-0 Corporate name / Dénomination sociale Corporation number / Numéro de société Hantz Prosper Date of amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ) Director / Directeur 2022-05-03 I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment. JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
Osisko Development Corp.
Osisko Développement Corp.

2 Corporation number
Numéro de la société
1252807-0

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Alexander Dann

Alexander Dann
416-464-4067

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada

IC 3069 (2008/04)

Schedule / Annexe Amendment Schedules / Annexes - Modification 1. The Articles of the Corporation are amended to consolidate the Corporation's issued and outstanding Common Shares on the basis of three (3) pre-consolidation Common Shares for one (1) post-consolidation Common Share (the "Consolidation"); and 2. Any fractional shares resulting from the Consolidation shall be rounded down to the nearest whole number.

D: Other changes: (for example, to the classes of shares, to the restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) Please specify. 3 - The articles are amended as follows (note that more than one section can be filled out) A: The corporation changes its name to: C: The corporation changes the minimum and/or maximum number of directors to: (for a fixed number of directors, indicate the same number in both boxes). B: The corporation changes the province or territory in Canada where the registered office is situated to: To complete the change, a Form 3 - Change of Registered Office Address must accompany the Articles of Amendment. Minimum number Maximum number 4 - Declaration Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA). I hereby certify that I am a director or an authorized officer of the corporation. Signature: Print name: Telephone number: 2 - Corporation number Canada Business Corporations Act (CBCA) FORM 4 ARTICLES OF AMENDMENT (Sections 27 or 177) ISED-ISDE 3069E (2016/11) Page 1 of 2 1 - Current corporate name -

Certificate of Continuance Canada Business Corporations Act Loi canadienne sur les sociétés par actions Certificat de prorogation Osisko Development Corp. Osisko Développement Corp. 1252807-0 Corporate name / Dénomination sociale Corporation number / Numéro de société Raymond Edwards Date of Continuance (YYYY-MM-DD) Date de prorogation (AAAA-MM-JJ) Director / Directeur 2020-11-27 JE CERTIFIE que la société susmentionnée, dont les clauses de prorogation sont jointes, est prorogée en vertu de l'article 187 de la Loi canadienne sur les sociétés par actions (LCSA). I HEREBY CERTIFY that the above-named corporation, the articles of continuance of which are attached, is continued under section 187 of the Canada Business Corporations Act (CBCA).

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA). Print name 7 b) - Details of incorporation 6 - Restrictions, if any, on the business the corporation may carry on 5 - Minimum and maximum number of directors (for a fixed number of directors, indicate the same number in both boxes) Minimum number Maximum number Canada Business Corporations Act (CBCA) FORM 11 ARTICLES OF CONTINUANCE (Section 187) 1 - Corporate name 2 - The province or territory in Canada where the registered office is situated (do not indicate the full address) 3 - The classes and any maximum number of shares that the corporation is authorized to issue 4 - Restrictions, if any, on share transfers 8 - Other provisions, if any ISED-ISDE 3247E (2016/11) 7 a) - If change of name effected, previous name Page 1 of 2 9 - Declaration I hereby certify that I am a director or an authorized officer of the corporation continuing into the CBCA. Signature June 13, 2006 under the Business Corporations Act (British Columbia) None 1 10 OSISKO DEVELOPMENT CORP. / OSISKO DÉVELOPPEMENT CORP. Quebec The Corporation is authorized to issue an unlimited number of Common Shares None See attached Schedule A Not Applicable Sean Roosen

SCHEDULE A 8. Other provisions, if any The directors may, between annual meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual meeting of shareholders, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last meeting of the shareholders of the Corporation.